Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (No. 333-263775) on Form S-1 of our report dated June 1, 2021 (April 6, 2022, as to Footnote 13 and the subsequent events described in Footnote 17), relating to the financial statements of EVEN Financial, Inc., appearing in the Current Report on Form 8-K/A of MoneyLion Inc. filed on May 5, 2022.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

June 10, 2022